SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): September 15, 2005
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                              BLUEGATE CORPORATION
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             (Exact name of registrant as specified in its Charter)

Nevada                                  000-22711                     76-0640970
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(State or other                      (Commission File              (IRS Employer
jurisdiction of Incorporation)           Number)          Identification Number)

701 North Post Oak, Road, Suite 630, Houston, Texas                        77024
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(Address of principal executive offices)
             (Zip Code)

Registrant's  telephone  number,
including area code:   713/682-7400
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On September 15, 2005, Bluegate Corp. ("Registrant"), through a newly-formed, wholly-owned subsidiary named "Trilliant Technology Group, Inc." (the "Subsidiary"), acquired substantially all of the assets (the "Assets") of Trilliant Corporation ("Seller"). The majority of Seller's assets consisted of Seller's employees, rights under uncompleted contracts and three software products. Prior to their acquisition by Registrant, the Assets were used in Seller's business of providing professional services including assessment, design, vendor selection, procurement and project management for large technology initiatives, and Registrant intends to continue to use the Assets in such a manner.

     The purchase price for Seller's assets consisted of an initial stock payment of 151,065 shares of Registrant's common stock, an earn-out (the
"Earn-out") pursuant to which an additional 827,160 shares could be earned depending on the acquired business's revenues over the next two years, a short-term promissory note in the original principal amount of $136,033 (the "Promissory Note"), future royalty payments (the "Royalty") based on certain software acquired in connection with the transaction, and the assumption of certain on-going contractual obligations. The Earn-out provides that Seller may earn up to 407,407 and 419,753 additional shares in each of the two consecutive one-year periods, respectively, after the closing of the acquisition if the Subsidiary's revenues exceeds $1.3 million for the related one-year period. If
Subsidiary's revenues are less than $1.3 million for one of the one-year periods, the Seller will earn a proportionately reduced number of the additional shares for that yearly period. The Promissory Note is due and payable in full on December 15, 2005 and bears no interest. The Royalty entitles Seller to 10% of all revenues exceeding $1.0 million dollars realized during the first two years after closing from certain software transferred in connection with the transaction. In connection with the acquisition, Registrant entered into a "piggy back" registration rights agreement with Seller, whereby it will have the right to include in any registration with the U.S. Securities and Exchange Commission any and all shares issued or to be issued in connection with the acquisition.

     Prior to the consummation of the acquisition, William Koehler, a member of Registrant's Board of Directors, was an officer, a director and a significant shareholder of Seller. Mr. Koehler will now be President and Chief Operating Officer of Registrant. Other than as aforementioned, no material relationships existed between Seller and its officers, directors, affiliates, associates or shareholders and the officers, directors, affiliates, associates or shareholders of Registrant.

     The purchase price for the Assets was determined in arms-length negotiations between Registrant and Seller. The factors addressed by the Registrant in negotiating the purchase price included Seller's past and present operations and development, revenues and earnings; the future prospects for the development, revenues and earnings of Seller's business; Seller's current assets; an assessment of Seller's management; anticipated synergies between Seller's business and Registrant's current business, and anticipated expansion opportunities.

     Seller and certain affiliates of Seller entered into a non-competition agreement in an effort to limit (for a two-year period after the closing) their ability to compete with Registrant with regard to the business being acquired.

     In connection with the acquisition, Registrant entered into employment agreements William Koehler and Larry Walker, each a principal of Seller. Both of these employment agreements have terms of two years and will expire in accordance with their terms in September 2007, subject to an earlier termination upon the occurrence of certain customary events. Under these employment agreements, Mr. Koehler is to receive an annual salary of $150,000, and Mr. Walker is to receive an annual salary of $125,000. Messrs. Koehler and Walker are also entitled to discretionary bonuses based on criteria to be established in the future. They are also entitled to participate in any and all employee benefit plans hereafter established for the employees of Registrant. Mr. Koehler is entitled to a payment in the amount of $50,000 whenever Registrant experiences a "Change of Control." The employment agreements contain covenants not to compete and confidentiality provisions. Moreover, pursuant to the employment agreements, Messrs. Koehler and Walker are entitled to stock option grants, all exercisable at a per-share exercise price of $1.08. Mr. Koehler is entitled to be granted on September 1, 2005 options to purchase 50,000 shares and on September 1, 2006 options to purchase 290,000 shares. Mr. Walker is entitled to be granted in the near future options to purchase 250,000 shares of Common Stock. Mr. Walker's options will vest over time so that options to purchase 10,416 shares vested immediately and options to purchase additional tranches of 10,416 shares will vest every thirty days thereafter. Unexercised options will expire five years after they are granted, unless they expire earlier upon the occurrence of certain customary events.
     Also, in connection with the acquisition, Registrant agreed to a three-year lending arrangement with the Subsidiary pursuant to which Registrant would lend to the Subsidiary up to $150,000 based on the Subsidiary's eligible accounts receivable. The outstanding indebtedness under this lending arrangement will bear interest at a floating rate of two hundred basis points above prime. The outstanding indebtedness is secured by the Subsidiary's accounts receivable.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

     The acquisition described in Item 2.01 (the "Acquisition") above involved the Company, on the one hand, and a corporation that featured one of the Company's directors (William Koehler) as an officer, a director and a significant shareholder. For more information regarding the Acquisition, see "Completion of Acquisition or Disposition of Assets" above.

     The Company has adopted a Code of Ethics that applies to the Company's senior management. The purposes of the Code of Ethics are to secure compliance with legal requirements, to deter wrongdoing, and to promote ethical conduct, and full, fair, accurate, timely, and understandable disclosure of financial information in the periodic reports of the Company. The Acquisition could be viewed as having apparent or real conflicts of interest between the Company, on the one hand, and current or former members of the Company's management, on the other hand. After a review of the Company's Code of Ethics, the Company is not certain that the Acquisition violates any express provision of such code, although the Acquisition might be viewed as violating the spirit of such code. Nevertheless, the disinterested members of the Company's Board of Directors approved the Acquisition and waived any conflict between them and the Company's Code of Ethics. Moreover, the Company believes that the Acquisition was fair to the Company at the time that it was approved, and thus is valid under relevant corporation law.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired

     All required financial statements will be filed by amendment to this Report not later than 71 days from the date that this report was filed.

(b)  Pro Forma Financial Information

     All required pro forma financial information will be filed by amendment to this Report not later than 71 days from the date that this report was filed.

(c)  Exhibits.

Exhibit
Number     Exhibit Title

10.1 Asset Sale and Purchase Agreement among Registrant, Trilliant Technology Group, Inc., Trilliant Corporation and William Koehler
10.2       Employment Agreement between Registrant and William Koehler
10.3       Employment Agreement between Registrant and Larry Walker

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLUEGATE  CORPORATION
                                        (Registrant)

Date  September  _____,  2005           By: /s/ Manfred  Sternberg
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                                                Manfred  Sternberg,
                                                Chief  Executive  Officer